                                                                     Exhibit 1.1

                                    ESTATUTOS

                               E N E R S I S S.A.

                                  T I T U L O  I
                      NOMBRE, DOMICILIO, DURACION y OBJETO

ARTICULO PRIMERO: Se establece una Sociedad Anonima que se denominara "Enersis S.A.", la que se regira por los presentes Estatutos y, en el silencio de estos, por las normas legales y reglamentarias que se aplican a este tipo de Sociedades.

ARTICULO PRIMERO BIS: Sin perjuicio de lo establecido en el articulo anterior, la Sociedad estara sujeta a las disposiciones del Decreto Ley numero tres mil quinientos, y sus modificaciones.

ARTICULO SEGUNDO: El domicilio de la Sociedad sera la ciudad de Santiago, pudiendo establecer agencias o sucursales en otros puntos del pais o en el extranjero.

ARTICULO TERCERO:  La duracion de la Sociedad sera indefinida.

ARTICULO CUARTO: La Sociedad tendra como objeto realizar, en el pais o en el extranjero, la exploracion, desarrollo, operacion, generacion, distribucion, transmision, transformacion y/o venta de energia en cualquiera de sus formas o naturaleza, directamente o por intermedio de otras empresas, como asimismo, actividades en telecomunicaciones y la prestacion de asesoramiento de ingenieria, en el pais y en el extranjero. Tendra tambien como objeto invertir y administrar su inversion en sociedades filiales y coligadas, que sean generadoras, transmisoras, distribuidoras o comercializadoras de energia electrica o cuyo giro corresponda a cualesquiera de los siguientes: (i) la energia en cualquiera de sus formas o naturaleza, (ii) al suministro de servicios publicos o que tengan como insumo principal la energia, (iii) las telecomunicaciones e informatica, y (iv) negocios de intermediacion a traves de Internet. En el cumplimiento de su objeto principal la Compania desarrollara las siguientes funciones:

     a) Promover, organizar, constituir, modificar, disolver o liquidar sociedades de cualquier naturaleza, cuyo objeto social sea relacionado a los de la Compania.

     b) Proponer a sus empresas filiales las politicas de inversiones, financiamiento y comerciales, asi como los sistemas y criterios contables a que estas deberan cenirse.

     c)  Supervisar la gestion de sus empresas filiales.

     d) Prestar a sus empresas filiales o coligadas los recursos financieros necesarios para el desarrollo de sus negocios y, ademas, prestar a sus empresas filiales servicios gerenciales; de asesoria financiera, comercial, tecnica y legal; de auditoria y, en general, los servicios de cualquier indole que aparezcan como necesarios para su mejor desempeno.

Ademas de su objeto principal y actuando siempre dentro de los limites que determine la Politica de Inversiones y Financiamiento aprobada en Junta General de Accionistas, la Sociedad podra invertir en: Primero. La adquisicion, explotacion, construccion, arrendamiento, administracion, intermediacion, comercializacion y enajenacion de toda clase de bienes muebles e inmuebles, sea directamente o a traves de sociedades filiales o coligadas.

Segundo. Toda clase de activos financieros, incluyendo acciones, bonos y debentures, efectos de comercio y, en general, toda clase de titulos o valores mobiliarios y aportes a sociedades, sea directamente o a traves de sociedades filiales o coligadas.

                                 T I T U L O  II
                               CAPITAL y ACCIONES

ARTICULO QUINTO: El capital de la sociedad es la suma de dos billones doscientos veintitres mil cincuenta y tres millones ciento dieciocho mil setecientos noventa y siete pesos, dividido en treinta y dos mil seiscientos cincuenta y un millones ciento sesenta y seis mil cuatrocientas sesenta y cinco acciones nominativas, todas ellas de una sola serie y sin valor nominal, el que se entera y paga en la forma senalada en el Articulo Segundo Transitorio.

ARTICULO QUINTO BIS: Ninguna persona, directamente o por intermedio de otras personas relacionadas, podra ser duena de mas del sesenta y cinco por ciento del capital con derecho a voto de la Sociedad o el porcentaje superior que permita la ley para poseer un factor de concentracion igual a cero coma seis. Los accionistas minoritarios deberan poseer al menos el diez por ciento del capital con derecho a voto y a lo menos el quince por ciento del capital con derecho a voto de la sociedad debera estar suscrito por mas de cien accionistas no relacionados entre si, cada uno de los cuales debera ser dueno de un minimo equivalente a cien unidades de fomento en acciones, segun el valor que se les haya fijado en el ultimo balance. Se entendera por accionistas minoritarios y por personas relacionadas, los que se encuentran comprendidos en las definiciones que senala la legislacion vigente.

ARTICULO SEXTO: Las acciones seran nominativas y su suscripcion debera constar por escrito en la forma que determinen las disposiciones legales y reglamentarias vigentes. Su transferencia y transmision se hara de conformidad a dichas disposiciones. El pago de las acciones suscritas podra ser en dinero o en otros bienes sean estos corporales o incorporales.

ARTICULO SEPTIMO: La Sociedad no reconocera fracciones de accion. En el caso que una o mas acciones pertenezcan en comun a varias personas, los coduenos estaran obligados a designar un apoderado de todos ellos para actuar ante la Sociedad.

ARTICULO OCTAVO: Los saldos insolutos de las acciones suscritas y no pagadas, seran reajustados en la misma proporcion en que varie el valor de la Unidad de Fomento.

ARTICULO NOVENO: Los accionistas solo son responsables del pago de sus acciones y no estan obligados a devolver a la caja social las cantidades que hubieren percibido a titulo de beneficio. En caso de transferencia de acciones suscritas y no pagadas, el cedente respondera solidariamente con el cesionario del pago de su valor, debiendo constar en el titulo las condiciones de pago de la accion.

ARTICULO NOVENO BIS: El derecho a retiro que una Administradora de Fondos de Pensiones pueda ejercer en los casos previstos en el Articulo ciento siete del Decreto Ley N(0) tres mil quinientos, de mil novecientos ochenta, estara sujeto a las siguientes reglas especiales: a) El derecho a retiro nacera el dia de la publicacion del acuerdo de la Comision Clasificadora de Riesgo que desaprobare las acciones de la Sociedad, y desde ese dia se contara el plazo para su ejercicio, y para el pago del precio de las acciones en los terminos del inciso segundo del articulo setenta y uno de la Ley numero dieciocho mil cuarenta y seis; y b) El valor de la accion que la sociedad debera pagar a la

Administradora de Fondos de Pensiones que ejerciere el derecho a retiro, se determinara en la forma que disponen los articulos pertinentes del Decreto Supremo numero quinientos ochenta y siete, del Ministerio de Hacienda, de cuatro de agosto de mil novecientos ochenta y dos, Reglamento de Sociedades Anonimas. No obstante, tratandose de acciones con transacciones bursatiles, el valor de la accion sera el que resulte mayor entre el precio promedio ponderado de las transacciones bursatiles de ella en los seis meses precedentes al dia del acuerdo desaprobatorio de la Comision Clasificadora de Riesgo que motiva el retiro, debidamente reajustado en la variacion experimentada por el Indice de precios al Consumidor entre el dia de cada transaccion y el dia del acuerdo, o el valor del mercado de ese dia resultante del precio promedio de las operaciones efectuadas en las Bolsas de Valores. El mayor valor asi calculado se aplicara solo si resultare superior al que se determine de conformidad con las disposiciones del citado Reglamento de Sociedades Anonimas, tratandose de acciones que no tuvieren transaccion bursatil, se considerara como fecha para determinar el valor de libros la del acuerdo desaprobatorio de la Comision Clasificadora de Riesgo.

ARTICULO DECIMO: Los pactos particulares entre accionistas relativos a cesion de acciones, deberan ser depositados en la Compania a disposicion de los demas accionistas y terceros interesados y se hara referencia a ello en el Registro de Accionistas. Si asi no se hiciere, tales pactos se tendran por no escritos.

ARTICULO DECIMO PRIMERO: El Registro de Accionistas, las menciones que deben tener los titulos de acciones y el procedimiento en caso de perdida o extravios de titulos, debera cumplir con las normas legales y reglamentarias pertinentes.

                                T I T U L O  III
                              DE LA ADMINISTRACION

ARTICULO DECIMO SEGUNDO: La Sociedad sera administrada por un Directorio compuesto por 7 miembros reelegibles que podran o no ser accionistas de la Sociedad.

ARTICULO DECIMO TERCERO: Los miembros del Directorio seran elegidos por la Junta General Ordinaria de Accionistas. El Directorio durara un periodo de tres anos, al final del cual debera renovarse totalmente o reelegirse.

ARTICULO DECIMO CUARTO: Las reuniones de Directorio se constituiran con la mayoria absoluta del numero de Directores y los acuerdos se adoptaran por la mayoria absoluta de los Directores asistentes con derecho a voto. En caso de empate, decidira el voto del que presida la sesion.

ARTICULO DECIMO CUARTO BIS: Todos los actos o contratos que la Sociedad celebre con sus accionistas mayoritarios, sus Directores o Ejecutivos, o con personas relacionadas con estos, deberan ser previamente aprobados por las dos terceras partes del Directorio y constar en el Acta correspondiente, sin perjuicio de lo dispuesto en el articulo cuarenta y cuatro de la Ley dieciocho mil cuarenta y seis y los otros pertinentes del mismo cuerpo legal o su Reglamento, respecto de los Directores.

ARTICULO DECIMO QUINTO: El Directorio debera reunirse a lo menos una vez al mes y en cada oportunidad que los intereses sociales asi lo requieran. Habra sesiones ordinarias y extraordinarias. Las primeras se celebraran en las fechas preestablecidas por el propio Directorio. Las segundas, cuando las cite especialmente el Presidente, por si, o a peticion de uno o mas Directores. En las sesiones extraordinarias, solo podran tratarse aquellos asuntos que especificamente se senalen en la convocatoria. En la primera sesion que celebre, despues de su designacion por la Junta General Ordinaria de Accionistas, el Directorio debera elegir de entre sus miembros a un Presidente y a un Vicepresidente que reemplazara a este en caso de ausencia.

ARTICULO DECIMO SEXTO: Los Directores seran remunerados. El monto de la remuneracion sera fijado anualmente por la Junta Ordinaria de Accionistas. El Presidente tendra derecho al doble de lo que corresponda percibir a cada Director.

ARTICULO DECIMO SEPTIMO: El Directorio de la Sociedad la representa judicial y extrajudicialmente y para el cumplimiento del objeto social, lo que no sera necesario acreditar a terceros, esta investido de todas las facultades de administracion y disposicion que la Ley o el Estatuto no establezcan como privativas de la Junta General de Accionistas, sin que sea necesario otorgarle poder especial alguno, inclusive para aquellos actos o contratos respecto de los cuales las leyes exijan esta circunstancia. Lo anterior no obsta a la representacion que compete al Gerente General. El Directorio podra delegar parte de sus facultades en el Gerente General, Gerentes y Abogados de la Sociedad, en un Director o en una Comision de Directores y, para objetos especialmente determinados, en otras personas.

ARTICULO DECIMO SEPTIMO BIS: En el ejercicio de las facultades que se expresan en el articulo precedente, el Directorio debera actuar siempre dentro de los limites que determine la politica de inversiones y de financiamiento que apruebe la Junta Ordinaria en conformidad a lo establecido por el articulo ciento diecinueve del Decreto Ley numero tres mil quinientos, de mil novecientos ochenta, y sus modificaciones.

ARTICULO DECIMO OCTAVO: La Sociedad tendra un Gerente General, que sera designado por el Directorio y estara premunido de todas las facultades propias de un factor de comercio y de todas aquellas que expresamente le otorgue el Directorio. El cargo de Gerente General es incompatible con el de Presidente, Director, Auditor o Contador de la Sociedad.

                                 T I T U L O  IV
                                  DE LAS JUNTAS

ARTICULO DECIMO NOVENO: Los accionistas se reuniran en Juntas Ordinarias y Extraordinarias. Las primeras se celebraran una vez al ano dentro del cuatrimestre siguiente al Balance General para decidir respecto de las materias propias de su conocimiento sin que sea necesario senalarlas en la respectiva citacion. Las segundas podran celebrarse en cualquier tiempo, cuando asi lo exijan las necesidades sociales, para decidir respecto de cualquier materia que la Ley o estos Estatutos entreguen al conocimiento de las Juntas de Accionistas y siempre que tales materias se senalen en la citacion correspondiente. Las citaciones a Juntas Ordinarias y Extraordinarias no seran necesarias cuando en la respectiva Asamblea este representada el total de las acciones validamente emitidas. Cuando una Junta Extraordinaria deba pronunciarse sobre materias propias de una Junta Ordinaria, su funcionamiento y acuerdo se sujetaran, en lo pertinente, a los quorum aplicables a esta ultima clase de Junta.

ARTICULO VIGESIMO: Son materia de Junta Ordinaria: Uno) El examen de la situacion de la Sociedad y de los informes de los inspectores de cuentas y auditores externos y la aprobacion o rechazo de la memoria, del balance, de los estados y demostraciones financieras presentados por los administradores o liquidadores de la Sociedad; Dos) La distribucion de las utilidades de cada ejercicio y, en especial, el reparto de dividendos; Tres) La eleccion o renovacion de los miembros del Directorio, de los liquidadores y de los fiscalizadores de la administracion; y, Cuatro) En general, cualquier materia de interes social que no sea propia de una Junta Extraordinaria. Las Juntas Ordinarias deberan nombrar anualmente auditores externos independientes con el objeto de examinar la contabilidad, inventario, balance y otros estados financieros, debiendo informar por escrito a la proxima Junta Ordinaria sobre el cumplimiento de su mandato.

ARTICULO VIGESIMO BIS: Ademas de lo dispuesto en el articulo precedente, correspondera a la Junta Ordinaria aprobar la politica de inversiones y de financiamiento que proponga la administracion, en los terminos que se contemplan en el articulo ciento diecinueve del Decreto Ley numero tres mil quinientos, de mil novecientos ochenta, y sus modificaciones. Correspondera tambien a la Junta Ordinaria designar anualmente inspectores de cuentas titulares con sus respectivos suplentes, con las facultades establecidas en el articulo cincuenta y uno de la Ley numero dieciocho mil cuarenta y seis.

ARTICULO VIGESIMO PRIMERO: Son materia de Junta Extraordinaria: Uno) La disolucion de la Sociedad; Dos) La transformacion, fusion o division de la Sociedad y la Reforma de sus Estatutos; Tres) La emision de bonos o debentures convertibles en acciones; Cuatro) La enajenacion del activo fijo y pasivo de la Sociedad o del total de su activo; Cinco) El otorgamiento de garantias reales o personales para caucionar obligaciones de terceros, excepto si estos fueren Sociedades filiales, en cuyo caso, la aprobacion del Directorio sera suficiente y, Seis) Las demas materias que por la Ley o por estos Estatutos, correspondan a su conocimiento o a la competencia de las Juntas de Accionistas. Las materias referidas en los numeros uno, dos, tres y cuatro solo podran acordarse en Juntas celebradas ante Notario, quien debera certificar que el Acta es expresion fiel de lo ocurrido y acordado en la reunion.

ARTICULO VIGESIMO PRIMERO BIS: Sin perjuicio de lo establecido en el articulo anterior, seran tambien materia de la Junta Extraordinaria: a) La enajenacion de los bienes o derechos de la Sociedad declarados esenciales para su funcionamiento en la politica de inversiones y de financiamiento, como asimismo la constitucion de garantias sobre ellos; y b) La modificacion anticipada de la politica de inversion y financiamiento aprobada por la Junta Ordinaria.

ARTICULO VIGESIMO SEGUNDO: Las Juntas seran convocadas por el Directorio de la Sociedad y la citacion se efectuara por medio de un aviso destacado que se publicara, a lo menos, por tres veces en dias distintos en el periodico que la Junta senale. Ademas, debera enviarse una citacion por correo a cada accionista, con una anticipacion minima de quince dias a la fecha de la celebracion de la Junta, la que debera contener una referencia a las materias a ser tratadas en ellas. La omision de esta obligacion no afectara la validez de la citacion, pero los Directores, Liquidadores y Gerentes de la Sociedad infractora responderan de los perjuicios que causaren a los accionistas, no obstante las sanciones administrativas que la Superintendencia pueda aplicarles. Sin embargo, podran celebrarse validamente aquellas Juntas a las que concurran la totalidad de las acciones emitidas con derecho a voto, aun cuando no se hubieren cumplido las formalidades requeridas para su citacion.

La celebracion de toda Junta de Accionistas debera ser comunicada a la Superintendencia de Valores y Seguros con una anticipacion no inferior a quince dias.

ARTICULO VIGESIMO TERCERO: Las Juntas se constituiran en primera citacion, con la mayoria absoluta de las acciones emitidas con derecho a voto; y, en segunda citacion, con las que se encuentren presentes o representadas, cualquiera que sea su numero, y los acuerdos se adoptaran por la mayoria absoluta de las acciones presentes o representadas con derecho a voto. Los avisos de la segunda citacion solo podran publicarse una vez que hubiere fracasado la Junta a efectuarse en primera citacion, y en todo caso, la nueva Junta debera ser citada para celebrarse dentro de los cuarenta y cinco dias siguientes a la fecha fijada para la Junta no efectuada. Las Juntas seran presididas por el Presidente del Directorio o por el que haga sus veces y actuara como Secretario el titular de este cargo, cuando lo hubiere, o el Gerente, en su reemplazo.

ARTICULO VIGESIMO CUARTO: Los acuerdos de la Junta Extraordinaria de Accionistas que digan relacion con la modificacion de los Estatutos, requeriran de las dos terceras partes de las acciones emitidas con derecho a voto.

ARTICULO VIGESIMO CUARTO BIS: Mientras la Sociedad se encuentre sujeta a las disposiciones contenidas en el Titulo XII y demas pertinentes del Decreto Ley numero tres mil quinientos, de mil novecientos ochenta, y sus modificaciones, cualquiera modificacion a las normas establecidas en los articulos Primero Bis, Quinto Bis, Noveno Bis, Decimo Cuarto Bis, Decimo Septimo Bis, Vigesimo Bis, Vigesimo Primero Bis, Vigesimo Septimo Bis, Vigesimo Noveno Bis y en el presente articulo, requerira el voto conforme del setenta y cinco por ciento de las acciones emitidas con derecho a voto, de acuerdo con lo prescrito por el articulo ciento veintiuno del referido Decreto Ley numero tres mil quinientos.

ARTICULO VIGESIMO QUINTO: Solamente podran participar en Juntas y ejercer sus derechos de voz y voto, los titulares de acciones inscritas en el Registro de Accionistas con cinco dias de anticipacion a aquel en que haya de celebrarse la respectiva Junta. Los titulares de acciones sin derecho a voto, asi como los Directores y Gerentes que no sean accionistas, podran participar en las Juntas Generales con derecho a voz.

ARTICULO VIGESIMO SEXTO: Los accionistas podran hacerse representar en las Juntas por medio de otra persona aunque esta no sea accionista. Lo anterior, sin perjuicio de lo establecido en el articulo cuarenta y cinco bis del Decreto Ley numero tres mil quinientos. La representacion debera conferirse por escrito por el total de las acciones de las cuales el mandante sea titular a la fecha senalada en el articulo precedente.

ARTICULO VIGESIMO SEPTIMO: Los accionistas tendran derecho a un voto por accion que posean o representen, pudiendo acumularlos o distribuirlos en las elecciones como lo estimen conveniente.

ARTICULO VIGESIMO SEPTIMO BIS: No obstante lo dispuesto por el articulo anterior, ningun accionista podra ejercer por si o en representacion de otros accionistas, el derecho a voto por un porcentaje de las acciones suscritas y con derecho a voto de la sociedad, superior a la maxima concentracion permitida en los estatutos, debiendo descontar para este efecto el exceso sobre dicha maxima concentracion. Para el calculo de este porcentaje deberan sumarse a las acciones del accionista, las que sean de propiedad de personas relacionadas con este. Tampoco podra persona alguna representar a accionistas que en conjunto representen un porcentaje superior a aquel de concentracion maxima permitida en los estatutos.

                                  T I T U L O  V
                          BALANCE, FONDOS Y UTILIDADES

ARTICULO VIGESIMO OCTAVO: Al treinta y uno de diciembre de cada ano, se practicara un Balance General de las operaciones de la Sociedad, que el Directorio presentara a la Junta Ordinaria de Accionistas, acompanado de una memoria razonada acerca de la situacion de la Sociedad y del estado de ganancias y perdidas y del informe que al respecto presenten los inspectores de cuentas y auditores externos. Todos estos documentos deberan reflejar con claridad la situacion patrimonial de la Sociedad al cierre del respectivo ejercicio y los beneficios obtenidos o las perdidas sufridas durante el mismo.

ARTICULO VIGESIMO NOVENO: En una fecha no posterior a la del primer aviso de convocatoria para la Junta Ordinaria, el Directorio debera enviar a cada uno de los accionistas inscritos en el respectivo Registro una copia del Balance y de la Memoria de la Sociedad, incluyendo el dictamen de los auditores y sus notas respectivas. El Balance General y estados de ganancias y perdidas debidamente auditados y las demas informaciones que determine la Superintendencia de Valores y Seguros se publicaran, por una sola vez, en un diario de amplia circulacion en el lugar del domicilio social, con no menos de diez ni mas de veinte dias de anticipacion a la fecha en que se celebre la Junta que se pronunciara sobre los mismos. Ademas, los documentos senalados deberan presentarse dentro de ese mismo plazo, a la Superintendencia de Valores y Seguros en el numero de ejemplares que esta determine. La memoria, balance, inventario, Actas de Directorio y Junta, libros e informes de los fiscalizadores, deberan estar a disposicion de los accionistas en las oficinas de la Sociedad durante los quince dias anteriores a la fecha indicada para la Junta. Si el Balance General y estado de ganancias y perdidas fueren alterados por la Junta, las modificaciones, en lo pertinente, se enviaran a los accionistas dentro de los quince dias siguientes a la fecha de la Junta y se publicaran en el mismo diario en que se hubieren publicado dichos documentos, dentro de igual plazo.

ARTICULO VIGESIMO NOVENO BIS: Sin perjuicio de lo dispuesto por los articulos precedentes el Directorio debera presentar a la Junta Ordinaria y enviar a cada uno de los accionistas inscritos en el respectivo Registro, copia del informe que emitan los inspectores de cuentas a que se refiere el articulo vigesimo del presente Estatuto y la proposicion de la administracion respecto de la politica de inversiones y financiamiento.

ARTICULO TRIGESIMO: Salvo acuerdo diferente adoptado en la Junta respectiva, acordado por la unanimidad de las acciones emitidas, se distribuiran anualmente, como dividendo en dinero a sus accionistas, a prorrata de sus acciones, a lo menos el treinta por ciento de las utilidades liquidas de cada ejercicio. En todo caso, el Directorio podra, bajo la responsabilidad personal de los Directores que concurran al acuerdo respectivo, distribuir dividendos provisionales durante el ejercicio con cargo a las utilidades del mismo, siempre que no hubiere perdidas acumuladas. La parte de las utilidades que no sea destinada por la Junta a dividendos, podra en cualquier tiempo, ser capitalizada, previa reforma de Estatutos, por medio de la emision de acciones liberadas o por el aumento del valor nominal de las acciones, o ser destinadas al pago de dividendos eventuales en ejercicio futuros.

                                 T I T U L O  VI
                            DISOLUCION y LIQUIDACION

ARTICULO TRIGESIMO PRIMERO: La disolucion de la Sociedad se verificara en los casos previstos por la Ley. La disolucion anticipada solo podra ser acordada en Junta General Extraordinaria de Accionistas con el voto conforme de las dos terceras partes de las acciones emitidas.

ARTICULO TRIGESIMO SEGUNDO: Disuelta la Sociedad, la liquidacion sera practicada por una Comision Liquidadora formada por tres personas, accionistas o no, elegidas por la Junta General de Accionistas, quienes tendran las facultades, deberes y obligaciones establecidas en la Ley o en el Reglamento. En caso de disolucion decretada por sentencia judicial ejecutoriada, la liquidacion se practicara en la forma establecida en la Ley. Si la Sociedad se disolviere por reunirse las acciones en una sola mano, no sera necesaria la liquidacion.

ARTICULO TRIGESIMO TERCERO: Los liquidadores convocaran a Junta General Ordinaria de Accionistas en el mes de abril de cada ano, para darles cuenta del estado de la liquidacion. Si en el plazo de dos anos no estuviere terminada la liquidacion, se procedera a nueva eleccion de liquidadores, pudiendo ser reelegidos los mismos. El cargo de liquidadores es remunerado y corresponde a la Junta General Ordinaria de Accionistas fijar su remuneracion. El cargo de liquidador es revocable por la Junta Ordinaria o Extraordinaria de Accionistas. Los liquidadores cesaran en su cargo por incapacidad legal sobreviniente o por su declaracion de quiebra.

                                 T I T U L O  VII
                             DISPOSICIONES GENERALES

ARTICULO TRIGESIMO CUARTO: Las diferencias que se produzcan entre los accionistas en su calidad de tales, o entre estos y la Sociedad o sus administradores, sea durante su vigencia o liquidacion, seran resueltas por un arbitro nombrado de comun acuerdo por las partes, quien tendra el caracter de arbitrador en cuanto al procedimiento, pero debera fallar conforme a Derecho. De no existir tal consenso, el arbitro sera designado por la Justicia Ordinaria a peticion de cualquiera de ellas, en cuyo caso el nombramiento solo podra recaer en abogados que se hayan desempenado como profesores titulares de las catedras de Derecho Civil o Comercial en las Universidades de Chile, Catolica de Chile y Catolica de Valparaiso. Lo anterior es sin perjuicio de que al producirse un conflicto, el demandante pueda sustraer su conocimiento de la competencia del arbitro y someterlo a la decision de la Justicia Ordinaria.

ARTICULO TRIGESIMO QUINTO: En el silencio de estos Estatutos y en todo lo que no este previsto expresamente en ellos, regiran las disposiciones de la Ley numero dieciocho mil cuarenta y seis, sus modificaciones y Reglamentos y las pertinentes del Decreto Ley numero tres mil quinientos en el caso previsto en el articulo ciento once de dicho texto legal.

                           DISPOSICIONES TRANSITORIAS

ARTICULO PRIMERO TRANSITORIO: Para los efectos del Articulo Vigesimo Segundo de estos Estatutos, la Junta acuerda que las publicaciones para llamar a Juntas Ordinarias o Extraordinarias de Accionistas se efectuaran en el Diario El Mercurio de Santiago.

ARTICULO SEGUNDO TRANSITORIO: El capital social ascendente a dos billones doscientos veinticuatro mil cuatrocientos treinta y tres millones seiscientos un mil cuatrocientos noventa y seis pesos, dividido en treinta y dos mil seiscientos setenta y cuatro millones catorce mil quinientas ochenta y ocho acciones nominativas, todas de una sola serie y sin valor nominal, se ha enterado y se enterara, suscribira y pagara de la siguiente manera:

A.- Capital Suscrito y Pagado. En primer lugar, se acordo dejar constancia que en la Junta General Extraordinaria de accionistas celebrada con fecha treinta de abril de mil novecientos noventa y nueve, reducida a escritura publica con fecha veintiseis de mayo de mil novecientos noventa y nueve ante el Notario Publico de Santiago don Patricio Zaldivar Mackenna, se acordo aumentar el capital social de Enersis S.A. de la suma de trescientos ochenta y ocho mil quinientos veintidos millones novecientos ochenta y ocho mil trescientos ochenta y tres pesos dividido en seis mil ochocientas millones de acciones nominativas de una sola serie y sin valor nominal a la suma de ochocientos sesenta y ocho mil cuatrocientos dos millones novecientos ochenta y ocho mil trescientos ochenta y tres pesos dividido en nueve mil trescientos ochenta millones de acciones nominativas de una sola serie y sin valor nominal. Esto es, en esa oportunidad, se aumento el capital en la suma de cuatrocientos setenta y nueve mil ochocientos ochenta millones que correspondian a dos mil quinientos ochenta millones de acciones de pago, todas de una misma serie y sin valor nominal. Este aumento de capital no fue suscrito en su totalidad dentro del periodo de tres anos en que dichas acciones debian suscribirse, pagarse y enterarse, quedando, en consecuencia, por ministerio de la ley, reducido a la cantidad efectivamente pagada. De ello se dejo expresa constancia por escritura publica extendida con fecha veinticinco de junio de dos mil dos, en la Notaria de Santiago de don Patricio Zaldivar Mackenna, declarandose en dicha escritura que el capital social habia quedado reducido de pleno derecho a la cantidad efectivamente pagada al dia treinta de abril de dos mil dos, esto es, a la suma de setecientos veintinueve mil trescientos veintiocho millones trescientos cuarenta y siete mil quinientos ocho, dividido en ocho mil doscientos noventa y un millones veinte mil cien acciones nominativas, de una misma serie y sin valor nominal.

B.- Revalorizacion de Capital Propio. El capital actual de la Sociedad, incluida la revalorizacion del capital propio al treinta y uno de diciembre de dos mil uno y al treinta y uno de diciembre de dos mil dos, conforme a lo dispuesto en el articulo decimo de la Ley numero dieciocho mil cuarenta y seis, asciende a la suma de setecientos cincuenta y un mil doscientos ocho millones ciento noventa y siete mil novecientos treinta y tres pesos dividido en ocho mil doscientos noventa y un millones veinte mil cien acciones nominativas, de una misma serie y sin valor nominal.

C.- Nuevo Capital Social. Con un billon cuatrocientos setenta y tres mil doscientos veinticinco millones cuatrocientos tres mil quinientos sesenta y tres pesos, que se enterara mediante la emision de veinticuatro mil trescientos ochenta y dos millones novecientos noventa y cuatro mil cuatrocientos ochenta y ocho acciones de pago, conforme al aumento acordado en la Junta Extraordinaria de Accionistas celebrada con fecha treinta y uno de marzo de dos mil tres.

Estas acciones se emitiran por el Directorio de una sola vez para ser pagadas al contado, al momento de la suscripcion ya sea:

     (a) en dinero efectivo, cheque o vale vista, o bien

     (b) mediante la capitalizacion, ya sea en su totalidad o en parte, de:

         (i) Creditos de Elesur S.A., provenientes de dos prestamos otorgados a la Compania, que de conformidad con la estimacion pericial aprobada en la Junta Extraordinaria de Accionistas antes citada, ascienden a la fecha, en capital e intereses al dia de la presente escritura al ochenta y seis coma ochenta y cuatro por ciento de su valor par. Actualmente dicho valor par es de cincuenta y ocho millones setecientas un mil setecientas setenta y ocho, con noventa y nueve U.F. /los "Prestamos"; y

         (ii) mediante la capitalizacion, ya sea en su totalidad o en parte, de Bonos numero doscientos sesenta y nueve, series B uno y B dos cuyo valor, de conformidad con la estimacion pericial aprobada en la Junta Extraordinaria de Accionistas antes citada, sera su equivalente a su respectivo valor par, multiplicado por los siguientes porcentajes:

                  (i) ochenta y siete coma veintitres por ciento para los Bonos de la Serie B uno; y

                  (ii) setenta y uno coma cincuenta y nueve por ciento para los Bonos de la Serie B dos.

El Directorio queda expresamente facultado para emitir de una sola vez la totalidad de las veinticuatro mil trescientos ochenta y dos millones novecientos noventa y cuatro mil cuatrocientos ochenta y ocho acciones de pago, quedando ampliamente facultado para ofrecer y colocar estas acciones al precio que resulte de calcular el promedio ponderado de las transacciones bursatiles que se hayan realizado entre el nonagesimo dia habil bursatil y el trigesimo dia habil bursatil anteriores a la fecha de la presente Junta General Extraordinaria de Accionistas, en cada uno de los siguientes periodos de suscripcion:

a) Primer periodo de Suscripcion Preferente. Se ofrecera a cada accionista de la Compania, en conformidad con la Ley numero dieciocho mil cuarenta y seis, sobre Sociedades Anonimas, suscribir aquel numero de acciones de nueva emision que les corresponda, de acuerdo a su prorrata. El primer periodo de opcion preferente permanecera abierto por un plazo de treinta dias. Las acciones de nueva emision se podran pagar por los accionistas, en este periodo, en dinero efectivo o bien mediante los creditos financieros que Elesur S.A. ostenta contra Enersis S.A.

b) Rescate Voluntario de Bonos Locales. La Compania hara una oferta de rescate voluntario de todos los Bonos Locales, en condiciones identicas para todos sus tenedores, en virtud de lo dispuesto por el articulo ciento treinta de la Ley del Mercado de Valores, entre el primero y quince de noviembre del presente ano. Se ofrecera a todos los tenedores de Bonos Locales canjear sus titulos por acciones de Enersis segun el siguiente procedimiento: a la fecha de la efectiva capitalizacion de los Bonos Locales se considerara el valor nominal de cada bono mas los intereses correspondientes y se aplicara el factor que para cada Serie y valor nominal respectivo ha determinado el perito senor Eduardo Walker Hitschfeld en su ya mencionado informe de fecha seis de marzo ultimo. La cantidad resultante se dividira por el precio de colocacion aprobado por esta Junta, que asciende a sesenta coma cuatro mil doscientos dos pesos por accion para calcular de este modo el numero de acciones de Enersis que finalmente se entregara a cada tenedor de bonos. El aviso de rescate voluntario de los Bonos Locales mediante el cual se ofrezca su canje por acciones se publicara en el diario El Mercurio de Santiago.

c) Segundo Periodo de Suscripcion Preferente. En vista del compromiso asumido por el accionista controlador en cuanto a que no enajenara ninguna de las acciones de su propiedad entre la fecha de esta junta y el momento en que concluya el segundo periodo preferente de suscripcion se acuerda llevar a cabo el mismo entre el veinte de noviembre y el veinte de diciembre del presente ano, y al objeto de permitir la total suscripcion de las acciones emitidas, a estos efectos el Directorio abrira un nuevo periodo de suscripcion preferente, destinado exclusivamente a aquellas personas que sean accionistas de la Sociedad cinco dias habiles antes del momento de darse inicio a esta nueva oferta preferente, con excepcion del Controlador y sus miembros, y de acuerdo a la prorrata de acciones que cada uno de los accionistas destinatarios de la oferta tenga a esa fecha. Durante este periodo, que tendra una duracion de treinta dias, se ofrecera, a aquellos accionistas que lo deseen, suscribir el remanente de acciones de nueva emision que hayan quedado sin suscribir luego de finalizados el primer periodo de opcion preferente referido en la letra a) anterior y el rescate voluntario de los

Bonos Locales referido en la letra b) anterior. En este periodo, las acciones de nueva emision se podran pagar por los accionistas solamente en dinero efectivo.

d) Plazo del Aumento de Capital: El plazo de vigencia del presente aumento de capital vencera el treinta de diciembre de dos mil tres. Vencido que sea el plazo senalado, sin que se haya enterado el aumento de capital, este quedara reducido al monto efectivamente suscrito y pagado.

Con fecha dieciseis de enero de dos mil cuatro, ante el Notario Publico de Santiago, don Patricio Zaldivar Mackenna, el Gerente General de la Compania, don Mario Valcarce Duran, declaro y dejo constancia que el capital de la Compania quedo reducido de pleno derecho a la cantidad efectivamente pagada al dia treinta y uno de diciembre de dos mil tres, esto es a la suma de dos billones doscientos veintitres mil cincuenta y tres millones ciento dieciocho mil setecientos noventa y siete pesos dividido en treinta y dos mil seiscientos cincuenta y un millones ciento sesenta y seis mil cuatrocientos sesenta y cinco acciones sin valor nominal, lo que quedo registrado al margen de la inscripcion de Fs. 13099 N(degree) 7269 del Registro de Comercio del ano 1981 con fecha dos de febrero de dos mil cuatro.

Articulo Tercero Transitorio: Se establece el dia primero de agosto de mil novecientos ochenta y ocho como fecha a partir de la cual entrara en vigor la razon social "Enersis S.A.", contenida en el Articulo Primero Permanente, debiendo la Sociedad en el intertanto seguir usando la antigua razon social.